Prospectus Supplement (to Prospectus dated June 12, 2007)	Filed Pursuant to Rule 424(b)(2) SEC File No. 333-141979
VIASPACE Inc.
925,926 SHARES OF COMMON STOCK
We are offering by this prospectus supplement an aggregate of 996,016 shares of our common stock. Our common stock is listed on the OTC Bulletin Board under the symbol “VSPC.” The closing price for the common stock on December 5, 2007 was $0.073 per share.
We will sell the shares of our common stock hereby to investors at a price of $0.054 for each share of common stock, resulting in total proceeds to us of $50,000, before deducting offering expenses payable by us. We expect to deliver the shares against payment therefore on or about December 11, 2007.
SEE “RISK FACTORS” ON PAGE 1 OF THE ACCOMPANYING PROSPECTUS FOR VARIOUS RISKS YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY SHARES OF OUR COMMON STOCK.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus supplement is December 6, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized any person to provide you with any information or to make any representation not contained or incorporated by reference in this prospectus supplement or the attached prospectus dated June 12, 2007. This prospectus supplement is part of, and you must read it in addition to, the attached prospectus. You should assume that the information contained or incorporated by reference in this prospectus supplement and the attached prospectus is accurate as of the date on the front cover of this prospectus supplement only.
The distribution of this prospectus supplement and the attached prospectus, and the offering of the common stock, may be restricted in some jurisdictions. You should inform yourself about, and observe any of these restrictions. This prospectus supplement and the attached prospectus do not constitute, and may not be used in connection with, an offer to sell or a solicitation of an offer to buy any of these shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in that jurisdiction.
ABOUT THIS PROSPECTUS SUPPLEMENT
Unless the context otherwise requires, “VIASPACE Inc.,” “the Company,” “we,” “us,” “our” and similar names refer to VIASPACE Inc. and our subsidiaries.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in, or incorporated by reference into, the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in the previously filed documents incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement. It is also important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents we have referred you to in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the prospectus. The information incorporated by reference is considered part of this prospectus supplement, and information we file later with the Securities and Exchange Commission, or SEC, may automatically update and supersede this information.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made and were qualified by certain schedules of exceptions that were not filed. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
THE OFFERING
On December 6, 2007, we will issue and sell to the investors described below, at a purchase price of $0.054 for each share, for an aggregate purchase price of $50,000, a total of 925,926 shares of our common stock, $0.001 par value per share.

USE OF PROCEEDS
We will receive net proceeds from the sale of the common stock offered by us of approximately $49,500, after deducting estimated offering expenses of approximately $500. We intend to use all of the net proceeds from this sale of common stock to fund general corporate purposes, which may include research and development costs, sales and marketing expenses, increasing our working capital, reducing indebtedness, and capital expenditures. Pending their uses, we intend to invest the new proceeds of this offering in interest-bearing bank accounts or in short term, interest-bearing investment-grade securities.
DILUTION
The net tangible book value of our common stock on September 30, 2007 was $745,000, or $0.0024 per share of common stock. Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets of $223,000, and dividing this amount by the number of shares of our common stock outstanding on September 30, 2007.
After giving effect to the sale by us of 996,016 shares of common stock in this offering at the offering price of $0.054 per share and after deducting our estimated offering expenses, our net tangible book value as of September 30, 2007 would have been $794,500, or $0.0026 per share of our common stock. This represents an immediate increase in net tangible book value of $0.0002 per share to our existing stockholders and an immediate decrease in the net tangible book value of $0.0514 per share to new investors. Dilution in the net tangible book value per share represents the difference between the offering price per share and the net tangible book value per share of our common stock immediately after this offering.
The following table illustrates this per share dilution:

Assumed public offering price per share		$0.0540
Net tangible book value per share as of September 30, 2007	$0.0024
Increase per share attributable to new investors	$0.0002
Adjusted net tangible book value per share after this offering		$0.0026
Dilution per share to new investors		$0.0514
The number of shares of our common stock to be outstanding after this offering is based on 305,945,236 shares of common stock outstanding as of September 30, 2007, and does not include (in each case as of September 30, 2007):
•	10,225,500 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $0.93 per share;

•	17,042,097 shares of our common stock available for future grant or issuance pursuant to our Stock Incentive Plan; and

•	6,399,000 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.33 per share.

To the extent options or warrants outstanding as of September 30, 2007 have been or may be exercised or other shares have been or are issued, there may be further dilution to new investors.
PLAN OF DISTRIBUTION
Subject to the subscription agreements between us and each of the investors, the form of which will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part (see “Where You Can Find More Information” on page 5 of the accompanying prospectus), we have agreed to sell to the investors, and the investors, all of whom are “accredited investors,” as that term is defined in Rule 501, promulgated under the Securities Act of 1933, as amended, have agreed to purchase from us, an aggregate of 925,926 shares of our common stock, $0.001 par value per share. In connection with the sale of these shares, no finder’s fees are being paid. Each of the investors has advised us that it is not acting as an underwriter, placement agent, broker or dealer in connection with its acquisition of our common stock and that it is purchasing our common stock for its own account and not with a view to distribution.

PROSPECTUS
$50,000,000
VIASPACE INC.
Common Stock

     We may offer and sell from time to time shares of our common stock in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering, with an aggregate initial offering price of up to $50,000,000. Each time we sell common stock, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.
     We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.
     Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol VSPC.OB. On June 7, 2007, the closing price of our common stock was $0.28 per share.
     Investing in our securities involves a high degree of risk. See the discussion under the heading “Risk Factors” on page 1 of this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated June 12, 2007.

     You should rely only on the information contained in this prospectus, including the financial statements and other information incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus or the date of the documents incorporated by reference in this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY
     This summary highlights key aspects of the information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus and the documents incorporated by reference into this prospectus carefully.
     References to “we,” “us,” “our,” and “our company” and “VIASPACE” refer to VIASPACE Inc., a Nevada corporation, and its consolidated subsidiaries.
The Company
     We are dedicated to commercializing proven space and defense technologies from NASA and the Department of Defense into hardware and software products. VIASPACE is developing these technologies into hardware and software products that we believe have the potential to fulfill high-growth market needs and solve today’s complex problems. We have expertise in energy/fuel cells, microelectronics, sensors and software for defense, homeland security and public safety, information and computational technology. VIASPACE has licensed patents, trade secrets, and software technology from California Institute of Technology (“Caltech”), which manages the Jet Propulsion Laboratory (“JPL”) for NASA. This technology was developed by scientists and engineers at JPL over the last decade and was funded by NASA and the Department of Defense. VIASPACE is working to leverage this large government research and development investment — made originally for space and defense applications — into commercial products.
     We operate through our ownership in subsidiaries Direct Methanol Fuel Cell Corporation (“DMFCC”), VIASPACE Security Inc., formerly known as Arroyo Sciences, Inc. (“VIASPACE Security”), and Ionfinity LLC (“Ionfinity”). As of December 31, 2006, we hold a 71.4% ownership interest in DMFCC, a 100% ownership interest in VIASPACE Security, and a 46.3% ownership interest in Ionfinity. We also own 73.9% of eCARmerce Inc., an inactive company that holds patents in the areas of interactive radio technology and owns 100% of Concentric Water Technology LLC, an inactive company that plans to explore water technologies that could solve the technical and cost limitations of traditional water purification methods. We may also pursue future opportunities based on technologies licensed from Caltech and other organizations. Our principal offices are located at 171 North Altadena Drive, Suite 101, Pasadena, CA 91107. Our telephone number is (626) 768-3360. Our web site is www.VIASPACE.com. The information contained on our web site is not included in or incorporated by reference into this prospectus.
     We are the successor organization to ViaSpace Technologies LLC, a Delaware limited liability company that was founded in July 1998. On June 22, 2005, ViaSpace Technologies LLC was merged with and into Global-Wide Publication Ltd., a Nevada corporation incorporated on July 14, 2003. As part of the transaction, we changed the name of the surviving entity, Global-Wide Publication Ltd., to our present name, VIASPACE Inc.
     Upon the closing of the merger, pursuant to an acquisition agreement dated May 19, 2005, we sold all of our interest in Marco Polo World News Inc., a British Columbia, Canada corporation that was engaged in the production and distribution of an ethnic bilingual (English/Italian) weekly newspaper called “Marco Polo,” to Rino Vultaggio, a former director and officer of the company. As of June 22, 2005, we no longer have any active operations in the newspaper publication business.
RISK FACTORS
     You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, under the caption “Risk Factors Which May Affect Future Results” in our Form 10-KSB for the year ended December 31, 2006, as amended, which is incorporated by reference in this prospectus, and any subsequent report that is incorporated by reference into this prospectus, before making an investment decision. Investing in our common stock involves a high degree of risk, and you should be able to bear the complete loss of your investment. We also caution you that this prospectus includes forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. Future events and circumstances and our actual results could differ materially from those projected in any forward-looking statements. You should carefully consider the information in this prospectus, the documents incorporated by reference herein and the risk factors discussed in our other filings with the SEC when evaluating our company and our business. The risks and uncertainties incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known by us or that we currently deem immaterial also may impair our business operations. If any of the risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or part of the money paid to buy our common stock.

FORWARD-LOOKING STATEMENTS
     This prospectus contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project”, “should” and similar expressions are intended to identify forward-looking statements. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercial viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
USE OF PROCEEDS
     Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the common stock under this prospectus to fund ongoing selling, general and administrative expenses and for general corporate working capital purposes of the Company. The proceeds also may be used to support expansion of the Company, including selected acquisitions. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest bearing securities.
DESCRIPTION OF CAPITAL STOCK
General
     We are authorized by our articles of incorporation, as amended, to issue an aggregate of 800,000,000 shares of our common stock, par value $0.001 per share, and an aggregate of 10,000,000 shares of our preferred stock, par value $0.001 per share. The following summary is qualified in its entirety by reference to our articles of incorporation, as amended.
Common Stock
     As of June 7, 2007, an aggregate of 304,080,413 shares of our common stock were issued and outstanding, and were held by 35 stockholders of record. The shares of our common stock currently outstanding are validly issued, fully paid, and nonassessable.
     Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation. The lack of cumulative voting rights could delay, defer or prevent a change in control of the company.
     Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock
     As of June 7, 2007, we have not issued any shares of preferred stock. Our articles of incorporation and bylaws do not stipulate any material rights of preferred stockholders such as preferences over common stock in the event of liquidation, dissolution or winding up of the company. We will amend our articles of incorporation to include details of such rights if we decide to issue preferred stock in the future and if we decide to give the preferred stock any preferential rights.
Limitation on Liability
     Our articles of incorporation provide that a director or officer of our company shall not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:
•	for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law; or

•	for payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.
     Any repeal or modification of these provisions of our articles of incorporation will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer of the company for any acts or omissions prior to such repeal or modification.
     Our bylaws provide that we will indemnify each of our directors, our secretary and any assistant secretary of the company for costs, charges and expenses incurred by them by reason of their being or having been a director, secretary or assistant secretary, as the case may be, of the company. Our bylaws also provide that our board of directors may cause us to indemnify an officer or agent of the company for costs, charges and expenses incurred by any of them by reason of their being or having been an officer or agent, as the case may be, of the company.
     We maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.
Change of Control Provisions
     Neither our articles of incorporation nor bylaws currently contain any provision that would delay, defer, or prevent a change in control of the company.
Nevada State Law
     Sections 78.378—78.3793 of the Nevada Revised Statutes restrict the acquisition of a controlling interest in a Nevada corporation that does business in Nevada (directly or through an affiliated corporation) and that has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. While we have not opted out of these provisions of the Nevada Revised Statutes, we do not satisfy the foregoing criteria and, accordingly, these provisions are presently inapplicable to us. These provisions may, however, apply to us in the future.
     For purposes of these provisions, a controlling interest is defined as ownership of a corporation’s common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least one-fifth but less than one-third of the common stock, or at least one-third but less than a majority of the common stock, or a majority or more of the common stock. The effect of these provisions of the Nevada Revised Statutes is that the acquiring person and those acting in association with the acquiring person obtain only such voting rights in the control shares as are conferred by a resolution of the remaining stockholders of the corporation. If the control shares are not accorded full voting rights, under certain circumstances a corporation may call for redemption of all the control shares at the average price paid for the control shares. If the control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.
     Sections 78.411—78.444 of the Nevada Revised Statutes do apply to us. These provisions generally prohibit any business combination involving a corporation and an interested stockholder (a person that beneficially owns 10% or more of the common stock of the corporation) (A) within three years after the date (the “Acquisition Date” ) the interested stockholder became an interested stockholder, unless, prior to such date of acquisition, the corporation’s board of directors had approved the combination or the purchase of shares resulting in the interested stockholder becoming an interested stockholder; or (B) unless three years have elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the interested stockholder and its affiliates and associates; or (C) unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of (a) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or (b) the highest price per share paid by the interested stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within three years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends.
     For purposes of these provisions, a “business combination” is generally defined to include (A) any merger or consolidation of a corporation or a subsidiary with or into an interested stockholder or an affiliate or associate; (B) the sale, lease or other disposition by a corporation to an interested stockholder or an affiliate or associate of assets of that corporation representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by a corporation of any of its securities to an interested stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of that corporation; (D) the adoption of any plan to liquidate or dissolve a corporation proposed by or under an agreement with the interested stockholder or an affiliate or associate; (E) any receipt by the interested stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the interested stockholder or an affiliate.
PLAN OF DISTRIBUTION
     We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     We also may distribute the securities in connection with the exercise or conversion of derivative securities, including warrants that we may sell in private placements.
     We may solicit directly offers to purchase the securities being offered by this prospectus. We also may designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.
     If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
     If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.
     We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.
     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement. These purchases will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these purchases.
     To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
     The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.
     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
     We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.
LEGAL MATTERS
     Cane Clark LLP has provided us with an opinion as to the validity of the shares of common stock offered by this prospectus.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-KSB/A Amendment No. 1 for the fiscal year ended December 31, 2006 have been so incorporated in reliance on the report of Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, to the extent and for the periods indicated in their report appearing in the Annual Report on Form 10-KSB/A Amendment No. 1 incorporated by reference herein to this prospectus, given on the authority of said firm as an expert in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement (including the exhibits, schedules and amendments to the registration statement) under the Securities Act for the shares of common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. For further information pertaining to us and the shares of common stock offered by this prospectus, please refer to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete and, where the contract, agreement or other document is an exhibit to the registration statement, each statement is qualified in all respects by the provisions of the exhibit, to which reference is now made.
     We file annual, quarterly and current reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information concerning us can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. We maintain a website with the address www.VIASPACE.com. We are not including the information contained on our website as part of, or incorporating it by reference into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. Any information in documents incorporated by reference into this prospectus is considered part of this prospectus. We incorporate by reference the documents listed below which have been filed or will be filed, as the case may be, with the SEC:
•	our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2006, as amended;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

•	our Current Reports on Form 8-K or 8-K/A filed on January 3, 2007, January 8, 2007, January 16, 2007, January 17, 2007, January 22, 2007, January 24, 2007, January 31, 2007, February 5, 2007, February 7, 2007, February 12, 2007, February 14, 2007, February 20, 2007, February 21, 2007, February 26, 2007, February 28, 2007, March 6, 2007, March 13, 2007, March 30, 2007, April 2, 2007, April 3, 2007, April 9, 2007, April 11, 2007, April 16, 2007, April 18, 2007, April 25, 2007, May 2, 2007, May 7, 2007, May 9, 2007, May 11, 2007, May 14, 2007, May 15, 2007, May 21, 2007, May 23, 2007, May 30, 2007, June 6, 2007 and June 8, 2007; and

•	all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.
     Any statement contained in a document incorporated by reference into this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
     We will provide to you without charge, upon receipt of your written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into such documents. You should direct written or telephone requests to Dr. Carl Kukkonen, 171 North Altadena Drive, Suite 101, Pasadena, CA 91107, telephone (626) 768-3360.
MATERIAL CHANGES
     At the time of filing our Form 10-KSB for the year ended December 31, 2005, our subsidiary, VIASPACE Security, was in negotiations to partner with a large defense contractor to work on a government sponsored proposal for demonstrating an advanced cargo security container system for trans-global maritime security. Our subsidiary completed negotiations with the large defense contractor, L-3 Communications, Security and Detection System, in June 2006. Additional information regarding our subsidiary’s work with L-3 Communications, Security and Detection System is in our public filings with the Securities and Exchange Commission.
     There have been no material changes in our affairs since December 31, 2006 that have not been described in our Annual Report on Form 10-KSB/A Amendment No. 1 for the fiscal year then ended, our Quarterly Report on Form 10-Q, or our Current Reports on Form 8-K or 8-K/A.

$50,000,000
VIASPACE INC.
Common Stock